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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 1998


                        YieldUP International Corporation
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               (Exact name of registrant as specified in charter)


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          Delaware                     0-27104                 77-0341206
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)



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1117 Easy Street, Mountain View, California                             94043
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (650) 964-0100
                                                           ---------------------


          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

        On March 31, 1998, the Registrant completed the initial closing (the "Initial Closing") of a privately placed equity financing of Series A Convertible Preferred Stock (the "Series A Shares") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") with seven (7) investors (the "Investors"). At the Initial Closing, the Registrant raised gross proceeds of $6 million through the sale of 600 Series A Shares. After the satisfaction of certain holding periods, each Series A Share is convertible, at the option of its holder, into shares of Common Stock of the Registrant based upon a conversion price equal to the lower of (i) 110% of the lowest closing market price of the Registrant's Common Stock on the date the Series A Shares were issued ($10.8625 for the Series A Shares issued at the Initial Closing) or (ii) the lowest closing market price of the Registrant's Common Stock during the 20 consecutive trading days immediately preceding the date of conversion.

        Subject to various additional conditions, including, but not limited to, approval of the Registrant's stockholders, the Registrant has the option ("Company Put Option") to require the Investors to purchase additional Series A Shares, and the Investors have the right to require that the Registrant sell to them additional Series A Shares ("Investor Call Option"). The maximum number of additional Series A Shares which the Registrant may require the Investors to purchase is 600 Series A Shares, for an additional purchase price of $6 million. Subject to certain conditions, the Investors may require that the Registrant sell to them pursuant to the Investor Call Option a maximum of 600 additional Series A Shares (1,200 if the Registrant exercises its right to sell the maximum number of shares pursuant to the Company Put Option) for a purchase price of $10,000 per share. The Series A Shares issued upon exercise of the Company Put Option or the Investor Call Option will have the same terms and rights as the Series A Shares issued at the Initial Closing.

        Notwithstanding the above, in order to comply with the rules of the Nasdaq Stock Market which require stockholder approval for issuances of 20% or more of the Registrant's outstanding stock, the number of shares of the Registrant's Common Stock issuable pursuant to this financing cannot exceed 20% of the Registrant's outstanding Common Stock unless the Registrant obtains the approval of the Registrant's stockholders.

TERMS OF THE SERIES A SHARES.

        The following is a summary of the rights, preferences and privileges of the Series A Shares and the rights granted pursuant to the Purchase Agreement, attached hereto as Exhibit 10.1, the Certificate of Designation for Series A Preferred Stock (the "Certificate of Designation"), attached hereto as Exhibit 3.1, and the Registration Rights Agreement for the Series A Preferred Stock attached hereto as Exhibit 10.2.

        DIVIDENDS.  The Series A Shares do not bear dividends.



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        VOTING RIGHTS. The holders of the Series A Shares shall have no voting rights, except as required by law. However, the affirmative vote of the holders of the Series A Shares at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Shares, shall be required for (a) any change to the Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Shares, or (b) any issuance of Series A Shares other than pursuant to the Securities Purchase Agreement.

        LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the affairs of the Registrant, the holder of each Series A Share shall be entitled to be paid an amount per share equal to (i) $12,000 and (ii) an amount equal to the product of (.05)(N/365)($12.00) out of the assets of the Registrant where "N" equals the number of days since the initial issuance of such shares. If the assets of the Registrant upon such event are insufficient to make such payment in full, then the holders of Series A Shares shall be entitled to pro rata distribution, along with holders of other preferred stock that are pari passu with the holders of Series A Shares, of all the assets of the Registrant. After payment in full of the liquidation preference to the holders of Series A Shares, such holders are entitled to no further distributions.

        CONVERSION. The Series A Shares are convertible into shares of Common Stock at the election of the holder of such Series A Shares, at a price (the "Conversion Rate") equal to the lower of the market price at the original date of issuance of such share (the "Fixed Conversion Price") or the lowest market price during the 20 consecutive days immediately preceding the date a holder of Series A Shares delivers notice of his election to convert such shares. "Market price" is generally determined by the closing price for the Registrant's Common Stock on the applicable date.

        Except upon the occurrence of certain events, the Investor(s) may convert, in aggregate, only up to a maximum of a specified percentage of the Series A Shares according to the following schedule:

                               Days from        % of Shares
                                Closing         Convertible
                             ---------------   -------------
                             1 through 90              0
                             91 through 135            20
                             136 through 180           40
                             181 through 225           60
                             226 through 270           80
                             271 through term         100



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Subject to certain exceptions, any Series A Shares outstanding three years after the date such shares were initially issued will automatically convert into shares of the Registrant's Common Stock at the then applicable Conversion Rate.

        ADJUSTMENTS TO CONVERSION RATE. The Conversion Rate is subject to proportional adjustment upon any stock split, stock dividend or other similar change to the capital stock of the Registrant as well other adjustments upon the issuance, or deemed issuance, of other shares of Common Stock at a price below the then effective Fixed Conversion Price.

        MANDATORY CONVERSION. Under certain circumstances after the Registrant publicly discloses a Change of Control Transaction, as defined in the Certificate of Designation, the Registrant shall have the right to require that all of the outstanding Series A Shares be converted to Common Stock.

        REDEMPTION. The holders of Series A Shares have a right to require the Registrant to redeem the Series A Shares upon the occurrence of certain events, including a Major Transaction, or a Triggering Event, as each is defined in the Certificate of Designation.

        REGISTRATION RIGHTS. The Registrant is obligated to promptly (and in any event prior to April 30, 1998) file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to cover the resale of the Registrant's Common Stock issuable upon the conversion of the Series A Shares. The Registrant is obligated to use its reasonable best efforts to have the Registration Statement declared effective by the SEC and remain effective until the Registrant's Common Stock subject to the Registration Statement may otherwise be freely traded without registration. The Registrant is also obligated to list such shares on the Nasdaq SmallCap Market and to take certain actions to comply with applicable state securities laws and regulations.

CLOSING AND OPTIONS.

        The Initial Closing of the sale of Series A Shares took place on March 31, 1998. At the Initial Closing, 600 Series A Shares were issued for aggregate gross proceeds of $6 million.

        COMPANY PUT OPTION. Beginning 180 days after the earlier of (x) the effective date of the Registration Statement; or (y) 120 days after the Initial Closing, the Registrant may require that the Investors purchase up to 600 additional Series A Shares, for a purchase price of $6 million, (pro rata per Investor) under the same terms and conditions as the initial issuance of Series A Shares. The Registrant's ability to exercise such option is subject to a number of conditions, including, among others: (i) the Registrant has obtained stockholder approval for the issuance of additional securities, (ii) the Registration Statement has been effective for at least 60 consecutive calendar days; (iii) the Registrant's Common Stock has not been delisted from the Nasdaq SmallCap Market and/or suspended from trading; (iv) there has been neither a Major Transaction nor a Triggering Event; (v) certain tests are met regarding minimum average daily



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trading price in the Registrant's Common Stock; (vi) the Registrant has
performed its obligations under the Certificate of Designation; and (vii) a put closing date has not occurred previously.




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        INVESTOR CALL OPTION. Subject to certain conditions, at any date which is 210 days from the Initial Closing through the Mandatory Conversion Date, as defined in the Certificate of Designation, each Investor has a right to require the Registrant to issue and sell to each such Investor up to two times as many Series A Shares as the Investor had initially purchased. Any Investor may only exercise this right twice.

LIMITATIONS ON CONVERSION AND EXERCISE.

        The Purchase Agreement provides that the number of shares of the Registrant's Common Stock issuable upon conversion of the Series A Shares cannot exceed 20% of the outstanding shares of the Registrant's Common Stock without the approval of the stockholders of the Registrant. Likewise, the number of shares of the Registrant's Common Stock issuable from to time to any single Investor cannot exceed 4.99% or more of the Registrant's outstanding Common Stock.

EFFECT ON RIGHTS OF EXISTING SECURITY HOLDERS.

        There is no change to the rights, preferences or privileges of the holders of the Registrant's Common Stock as a result of the transactions which are the subject of the Purchase Agreement. However, in addition to the dilutive impact of the issuance of additional shares of capital stock, the Series A Shares have a liquidation preference which entitles the holders thereof to receive payment upon any dissolution or liquidation of the Registrant in preference to the holders of Common Stock. The amount of such preference is equal to $12,000 plus an amount equal to the product of (.05)(N/365)($12,000) for each of the Series A Shares where "N" is the number of days since the initial issuance of such shares.

ITEM 7.  EXHIBITS.

        (a)    Financial statements of business acquired.
               Not applicable.
        (b)    Pro forma financial information.
               Not applicable.
        (c)    Exhibits.

    Exhibit
      No.                            Description
      ---                            -----------
      3.1    Certificate of Designation for Series A Preferred Stock
     10.1    Form of Securities Purchase Agreement for Series A
             Preferred Stock
     10.2    Form of Registration Rights Agreement for Series A
             Preferred Stock
     99.1    Press Release of YieldUP International Corporation
             dated March 31, 1998



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          YIELDUP INTERNATIONAL CORPORATION



Date: April 8, 1998                       By:   /s/ Abhay Bhusan
                                                ------------------------------
                                                Abhay Bhushan
                                                Chief Executive Officer



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                                  EXHIBIT INDEX


  Exhibit No.                         Description
  -----------                         -----------
          3.1     Certificate of Designation for Series A Preferred Stock
         10.1     Form of Securities Purchase Agreement for Series A
                  Preferred Stock
         10.2     Form of Registration Rights Agreement for Series A
                  Preferred Stock
         99.1     Press Release of YieldUP International Corporation
                  dated March 31, 1998